                                                                     EXHIBIT 4.2

                      STOCK AND WARRANT PURCHASE AGREEMENT

      This Stock and Warrant Purchase Agreement (the "Agreement") is made as of June 11, 2003 between Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), and the purchasers who are signatories hereto (the "Purchasers").

                                    AGREEMENT

      1. Purchase and Sale of Shares and Warrants.

            1.1. Sale to the Purchasers. Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser the number of shares (the "Shares") of Common Stock of the Company, no par value per share (the "Common Stock"), and the number of warrants (the "Warrants") to purchase Common Stock, set forth opposite such Purchaser's name on the signature page hereto for the purchase price indicated on the signature page hereto (the "Purchase Price"). The obligations of each Purchaser hereunder are several and not joint and no Purchaser shall be obligated to purchase any number of Shares or Warrants in excess of the number set forth opposite such Purchaser's name on the signature page hereto.

            1.2. Aggregate Sale. The Purchase Price of the Shares and Warrants will be the market price (the "Market Price") of the Common Stock, which shall be calculated based on the average of the daily volume weighted average price on the American Stock Exchange ("AMEX"), as reported by Bloomberg Financial, L.P., for the five trading days up to and including the close of business on June 11, 2003 or such other date as may be mutually agreeable to the Company and the Purchasers (the "Closing Date"), multiplied by the number of Shares set forth opposite such Purchaser's name on the signature page hereto. The number of Warrants issued shall be equal to 60% of the number of Shares purchased by such Purchaser hereunder. The Warrants shall have an exercise price equal to 125% of the Market Price, shall be exercisable for a term of five years from the date of issuance, and shall be subject to the other terms and conditions set forth in the Warrant.

            1.3. Payment of Purchase Price. On or prior to the Closing Date, each Purchaser will deliver to the Company by wire transfer of immediately available funds the aggregate Purchase Price for the Shares and Warrants purchased by such Purchaser hereunder.

      2. Closing Date and Delivery.

            2.1. Closing Date. The closing of the purchase and sale of the Shares and Warrants hereunder (the "Closing") will be held on the Closing Date and shall occur at the offices of the Company, 3260 Whipple Road, Union City, CA 94587.

            2.2. Deliveries at Closing. At the Closing, the Company shall deliver the following to each Purchaser: (a) a stock certificate registered in such Purchaser's name, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares purchased by such Purchaser; and (b) a Warrant in such Purchaser's name, or in such nominee name(s) as designated by the Purchaser in writing. At the Closing, each Purchaser shall effect a wire transfer of the Purchase Price to the Company as provided in Section 1.3.

      3. Representations and Warranties by the Company. The Company represents and warrants to each Purchaser as of the Closing Date that, except as set forth in the SEC Reports (as hereinafter defined):

            3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

            3.2. Changes. Except as set forth in the SEC Reports, since March 31, 2003, the Company has not, to the extent material to the Company: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business; (b) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, other than in the ordinary course of business; (c) waived any debt owed to the Company or its subsidiaries, other than in the ordinary course of business; (d) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business; (e) declared or paid any dividends, other than in the ordinary course of business; or (f) entered into any transaction other than in the ordinary course of business.

            3.3. Litigation. Except as set forth in the SEC Reports, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the Company's knowledge, threatened against the Company or its properties, assets or business, and the Company is not aware of any facts which might result in or form the basis for any such action, suit or other proceeding, in each case which, if adversely determined, would individually or in the aggregate have a material adverse effect on the financial condition or business of the Company.

            3.4. Compliance with Other Instruments. Except for such matters which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company, the execution and delivery of, and the performance and compliance with, this Agreement and the Warrants and the transactions contemplated hereby or thereby, with or without the giving of notice or passage of time, will not (a) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected; (b) violate the Amended and Restated Articles of Incorporation (the "Articles") or Amended and Restated Bylaws (the "Bylaws") of the Company, or any law, rule, regulation, judgment, order or decree; or (c) except for the registration of the Shares and the Warrant Shares (as hereinafter defined) under the Securities Act of 1933, as amended (the "Securities Act"), the listing of the Shares and the Warrant Shares on the AMEX and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase of the Shares and the Warrants by the Purchasers, require any consent, approval, authorization or order of or filing with any court or governmental agency or body. The Company is not in violation of its Articles or Bylaws nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company. The Company is not subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement or the Warrants, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Warrants.

            3.5. Reports and Financial Statements. As of their respective filing dates, the Company's Form 10-K for the year ended December 31, 2002, the Company's Proxy Statement in connection with the 2003 Annual Meeting of Shareholders and all Forms 10-Q and 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") after January 1, 2003, in each case without exhibits thereto (the "SEC Reports") were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. The SEC Reports, when read as a whole, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements.

            3.6. Shares. The Shares, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares"), when issued and paid for pursuant to the terms of this Agreement or the Warrants, as applicable, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (other than arising under federal or state securities laws). The issuance of the Shares, the Warrants and the Warrant Shares is not subject to any preemptive or other similar rights. The Company has duly reserved a sufficient number of shares of its authorized but unissued

Common Stock to allow the Warrants to be exercised in full by the Purchasers, and such shares shall remain so reserved (subject to reduction from time to time for Common Stock issued upon the exercise of the Warrants), as long as the Warrants are exercisable.

            3.7. Capital Stock. As of March 31, 2003, 38,992,419 shares of the Common Stock were issued and outstanding, 2,155,715 shares of the Company's Series A Preferred Stock, no par value per share (the "Series A Preferred Stock"), were issued and outstanding, which are convertible into 2,155,715 shares of Common Stock, 10,000 shares of the Company's Series B Preferred Stock, no par value per share (the "Series B Preferred Stock"), were issued and outstanding, which are convertible into 10,624,731 shares of Common Stock, 2,531,646 shares of Common Stock issuable upon conversion of convertible debentures, and options and/or warrants to purchase 17,776,952 shares of Common Stock were issued and outstanding. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable. Except as set forth in this Section 3.7, as of March 31, 2003, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, Series A Preferred Stock, Series B Preferred Stock, or warrants or options to purchase the Common Stock or the Series A Preferred Stock or Series B Preferred Stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

            3.8. Corporate Acts and Proceedings. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary for the authorization, reservation, issuance and delivery of the Shares, the Warrants and the Warrant Shares has been taken by the Company. Upon execution and delivery thereof by a duly authorized officer of the Company, the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

            3.9. No Implied Representations. All of the Company's representations and warranties are contained in this Agreement, and no other representations or warranties by the Company shall be implied.

            3.10. Filing of Reports. Since the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Company has filed with the SEC all reports and other material required to be filed by it therewith pursuant to Section 13, 14 or 15(d) of the Exchange Act and the Company is eligible to register the offer and resale of the Shares and the Warrant Shares by the holders thereof on a Registration Statement on Form S-3.

            3.11. Compliance with Laws. The business and operations of the Company have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company.

            3.12. Proprietary Rights. To the knowledge of the Company, the Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the business of the Company. Except as would not have a material adverse effect on the financial condition or business of the Company, the Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights. Except as would not have a material adverse effect on the financial condition or business of the Company, no action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending or, to the knowledge of the Company, threatened, which involves any Proprietary Rights. Except as would not have a material adverse effect on the financial condition or business of the Company, to the knowledge of the Company, no Proprietary Rights used by the Company, and no services or products sold by the Company, conflict with or infringe upon any proprietary rights owned or licensed by any third party. Except as would not have a material adverse effect on the financial condition or business of the Company, no claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful.

            3.13. Compliance with Environmental Laws. Except as would not, singly or in the aggregate, have a material adverse effect on the financial condition or business of the Company, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no expenditures material to the Company are or will be required to comply with any such existing statute, law or regulation. To the Company's knowledge, the Company does not have any liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation, which liability would be material to the Company.

            3.14. Permits, Licenses, Etc. The Company owns, possesses or has obtained, and is operating in compliance with, all governmental and administrative licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, "Permits") necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its businesses or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the financial condition or business of the Company. The Company has not received any notice of proceedings relating to the revocation, modification or suspension of any Permits or any circumstance which would lead it to believe that such proceedings are reasonably likely.

            3.15. Insurance. The Company maintains insurance of the type and in the amount which the Company believes is reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            3.16. Brokers or Finders. No agent, broker, investment banker or other person (as such term is defined in the Securities Act) is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated hereby.

      4. Representations and Warranties by the Purchasers; Restrictions on Transfer. Each Purchaser severally represents and warrants to, and covenants and agrees with, the Company, as of the Closing Date, as follows:

            4.1. Authorization. Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

            4.2. Investor Status. Purchaser is an "Accredited Investor" as defined in Rule 501 of the Securities Act or a "Qualified Institutional Buyer," as such term is defined in Rule 144A of the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares and Warrants and is able to bear the risks of an investment in the Shares and the Warrants. Purchaser is not itself a "broker" or a "dealer" as defined in the Exchange Act and is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act.

            4.3. Investment Intent. Purchaser is purchasing the Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to or for resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has, in connection with its decision to purchase the number of Shares and the Warrants set forth in this Agreement, relied solely upon the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or the Warrants, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities laws.

            4.4. Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares, the Warrants and the Warrant Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration. Purchaser understands that until the Shares, the Warrants and the Warrant Shares have been registered under the Securities Act and all applicable state securities laws, the certificates evidencing the Shares, the Warrants and the Warrant Shares will be imprinted with a legend that prohibits the transfer of the Shares, the Warrants and the Warrant Shares.

            4.5. Restriction on Sales, Short Sales and Hedging Transactions. Purchaser represents and agrees that during the period from the date Purchaser was first contacted with respect to the potential purchase of the Shares and the Warrants through the date of the execution of this Agreement by Purchaser, Purchaser did not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transaction in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares and the Warrants by the Purchaser.

            4.6. No Legal, Tax Or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.

            4.7. Brokers or Finders. Upon the consummation of the transactions contemplated by this Agreement, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated hereby.

      5. Covenants.

            5.1. Registration Requirements.

                  (a) Promptly after, but not later than 60 days after, the Closing Date, the Company shall prepare and file a registration statement (the "Registration Statement") with the SEC to register the offer and resale of the Shares and the Warrant Shares (together, the "Registrable Securities") by the Purchasers and shall use commercially reasonable efforts to cause such Registration Statement to become effective within 90 days from the Closing Date or not more than five days from the date upon which the SEC shall allow the Company to accelerate effectiveness, whichever is shorter. In the event that the Company shall fail to file the Registration Statement within the 60-day period following the Closing Date or shall fail to obtain effectiveness of the Registration Statement within the 90-day period following the Closing Date, the Company hereby agrees that it shall issue to each Purchaser Warrants to purchase such number of shares of Common Stock equal to 2% of the aggregate number of Shares purchased by such Purchaser for each and every thirty (30) day period with respect to which such Registration Statement shall not be filed or effective, as the case may be (the "Penalty Warrant"); provided, however, that if the Registration Statement is subject to review by the SEC staff, then such 90-day period shall be extended an additional 90 days without any Penalty Warrants required to be issued; provided, further, the Company shall not be obligated to issue any Penalty Warrants if the Registration Statement is not effective due to the Purchaser's failure to provide any information about itself that is necessary to be contained in such Registration Statement. The Penalty Warrants shall have an exercise price per share equal to 125% of the Market Price and shall be exercisable for a period of five years from the date of issuance and shall be substantially similar to the Warrants.

                  (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Purchaser.

                  (c) If the Registration Statement becomes effective, the Company will use commercially reasonable efforts to: (i) keep such registration effective until the fifth anniversary of the date such Registration Statement is declared effective; (ii) except as provided in Section 5.1(f), prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Purchaser from time to time may reasonably request; (iv) cause the Shares and the Warrant Shares to be listed on the AMEX or any securities exchange or quoted on each quotation service on which the Common Stock of the Company is then listed or quoted; (v) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities; and (vi) file the documents required of the Company and otherwise use commercially reasonable efforts to maintain requisite blue sky clearance in all U.S. jurisdictions in which any of the Shares are originally sold and all other states specified in writing by a Purchaser, provided, however, that the Company shall not be required to qualify to do business in any state in which it is not now so qualified or has not so consented.

                  (d) The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary to facilitate the public sale or other disposition of all or any of the Registrable Securities held by Purchaser.

                  (e) With a view to making available to Purchasers the benefits of Rule 144 of the Securities Act and any other rule or regulation of the SEC that may at any time permit Purchasers to sell Registrable Securities to the public without registration, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep public information available as those terms are understood and defined in Rule 144 of the Securities Act until the earlier of (A) the date on which the Registrable Securities may be sold pursuant to Rule 144(k) (or any successor rule); or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Registrable Securities
(A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

                  (f) Purchaser hereby acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus. The Purchaser hereby covenants that it will not sell any securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that Purchaser may thereafter effect sales pursuant to said prospectus. Notwithstanding anything herein to the contrary, the Company shall not suspend use of the Registration Statement by Purchaser unless such suspension is required by the federal securities laws and the rules and regulations promulgated thereunder.

                  (g) As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a registration statement covering such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement; (ii) such securities may be sold pursuant to Rule 144(k) (or any successor rule); or (iii) such securities shall have ceased to be outstanding.

                  (h) No Purchaser shall be entitled to any right provided for in this Section 5.1 after the earlier of (i) five (5) years following the effective date of the Registration Statement; or (ii) the date on which the Registrable Securities may be sold pursuant to Rule 144(k) (or any successor rule).

            5.2. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, on the effective date thereof, or any amendment or supplements thereto; or (ii) any violation by the Company of any Federal, state or common law rule or regulation applicable to the Company in connection with any such registration, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or alleged untrue statement of a material fact or omission or alleged omission in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation thereof; (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus delivered by the Purchaser after the Company had notified the Purchaser in writing that such registration statement or prospectus contained such untrue statement or alleged untrue statement; (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had notified the Purchaser in writing that such registration statement or prospectus contained such omission or alleged omission; or (iv) the failure of the Purchaser to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the Securities Act, to be so delivered, provided that a sufficient number of copies thereof had been previously provided by the Company to the Purchaser.

                  (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, or any amendment or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement or (ii) an untrue statement or alleged untrue statement or omission or alleged omission in any prospectus that is corrected in any subsequent prospectus or supplement or amendment thereto, that was delivered to a Purchaser at least one (1) day prior to the pertinent sale or sales by such Purchaser and not delivered by such Purchaser to the entity to which it made such sale(s) prior to such sale(s), and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                  (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the opinion of outside counsel of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons. No indemnifying person shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying person shall, without the consent of the indemnified person (which consent shall not be reasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 5.2 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser's obligations in this subsection (d) to contribute are several in proportion to their sales of Shares or Warrant Shares, as the case may be, to which such loss relates and not joint.

                  (e) The obligations of the Company and the Purchasers under this Section 5.2 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have and the indemnification obligations hereunder shall extend, as applicable, upon the same terms and conditions, to directors, officers, employees and agents of the Company and the Purchasers and to each person, if any, who controls the Company or any Purchaser within the meaning of the Securities Act and the Exchange Act.

            5.3 AMEX Listing. Promptly following the Closing Date, the Company shall use its commercially reasonable efforts to cause the Shares and Warrant Shares to be listed on the AMEX. So long as the Purchasers beneficially own any Shares or Warrant Shares, the Company will use its commercially reasonable efforts to maintain the listing of the Common Stock on the AMEX or a registered national securities exchange.

      6. Restrictions on Transferability of Shares and Warrants; Compliance with Securities Act.

            6.1. Restrictions on Transferability. The Shares, the Warrants and the Warrant Shares shall not be resold or otherwise transferred except in a transaction registered under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration.

            6.2. Restrictive Legend. Until and unless the Shares and the Warrant Shares are registered under the Securities Act, each certificate representing the Shares and the Warrant Shares and each Warrant shall bear substantially the following legend (in addition to any legends required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            6.3 Transfer of Shares and Warrants. Each Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants except either
(a) a sale of Shares or Warrant Shares in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus, (b) a sale of Shares or Warrant Shares in accordance with Rule 144, in which case the Purchaser covenants to comply with Rule 144 and to deliver such additional certificates and documents as the Company may reasonably request, or (c) in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in
Section 6.2 will be removed from a certificate representing Shares or the Warrant Shares, as the case may be, following and in connection with any sale of Shares or Warrant Shares pursuant to subsection (a) or (b) hereof but not in connection with any sale of Shares or Warrant Shares pursuant to subsection (c) hereof. The Company will substitute one or more replacement certificates without the legend at the request of the Purchaser promptly after such time as the Registration Statement becomes effective.

      7. Miscellaneous.

            7.1 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchasers, and the sale and purchase of the Shares and the Warrants and payment therefor.

            7.2. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

            7.3. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            7.4. Choice of Law. It is the intention of the parties that the internal laws of the State of California, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties set forth herein.

            7.5. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.6. Assignment; Parties in Interest. This Agreement may not be pledged, assigned or otherwise transferred by the Purchasers except by operation of law but all the terms and provision of this Agreement shall be binding upon and inure to the benefit of and be enforced by the successors in interest of the parties hereto.

Each successive transferee of the Purchasers shall be deemed to be a Purchaser for the purpose of Section 5 of this Agreement.

            7.7. Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Purchasers or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

            7.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

            7.9. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other party:

                        If to the Company, to:
                        Questcor Pharmaceuticals, Inc.
                        3260 Whipple Road
                        Union City, California 94587
                        Attn:  CFO

                        With a copy to:
                        Latham & Watkins LLP
                        701 "B" Street, Suite 2100
                        San Diego, California 92101
                        Attn: David A. Hahn, Esq.

                        If to the Purchaser, to:
                        the address set forth on the
                        signature page of this Agreement



                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                                Questcor Pharmaceuticals, Inc.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                   PURCHASER SIGNATURE PAGE AND QUESTIONNAIRE

      The undersigned Purchaser hereby executes the Stock and Warrant Purchase Agreement with Questcor Pharmaceuticals, Inc. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

                                                         -----------------------
No. of Shares to be                                      [  ]
Purchased:
          --------------

No. of Shares Underlying
Warrants:
          --------------

Aggregate Purchase
Price:   $
          --------------



Name in which Shares and Warrants are to be registered:
                                                         -----------------------


Address of registered holder:
                                                         -----------------------

                                                         -----------------------


Social Security or Tax ID No. of registered holder:
                                                         -----------------------


Contact name and telephone number regarding
Settlement and registration:
                                                         -----------------------
                                                         Name

                                                         -----------------------
                                                         Telephone Number